SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

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American General Series Portfolio Company 3

(Name of Registrant as Specified in Its Charter)

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AMERICAN GENERAL SERIES PORTFOLIO COMPANY 3

AMERICAN GENERAL MID CAP GROWTH FUND

August 18, 2000

Dear Shareholder:

The enclosed information statement details a recent portfolio manager addition and a new sub-advisory agreement for American General Series Portfolio Company 3 ("AGSPC 3") American General Mid Cap Growth Fund (the "Fund"). On July 18, 2000, the Board of Trustees of AGSPC 3 approved the recommendation of The Variable Annuity Life Insurance Company, the investment advisor to the Fund, to hire INVESCO Funds Group, Inc. ("INVESCO") as a new sub-advisor (portfolio manager) for the Fund. The sub-advisory agreement with INVESCO will take effect on or about October 1, 2000.

We are optimistic that the Fund will benefit from INVESCO's experience and its portfolio management concepts. Please feel free to call us at 1-800-44-VALIC should you have any questions on the enclosed information statement. We thank you for your continued support of the Fund.

Sincerely,

/s/ Alice T. Kane

Alice T. Kane

Chairman and President

American General Series Portfolio Company 3

Information Statement

American General Series Portfolio Company 3

American General Mid Cap Growth Fund

2929 Allen Parkway

Houston, Texas 77019

Introduction

This information statement relates to the sub-advisor (portfolio manager) for the American General Mid Cap Growth Fund (the "Fund"). The current sub-advisor, Brown Capital Management, Inc. ("Brown Capital") is being replaced by INVESCO Funds Group, Inc. ("INVESCO") effective on or about October 1, 2000. This was approved by the American General Series Portfolio Company 3 ("AGSPC 3") Board of Trustees (the "Board") on July 18, 2000. The Board also approved a new Investment Sub-Advisory Agreement (the "New Sub-Advisory Agreement") for the Fund. The New Sub-Advisory Agreement is between The Variable Annuity Life Insurance Company ("VALIC"), the Fund's advisor, and INVESCO, the new sub-advisor. The New Sub-Advisory Agreement is the same in all respects to the Current Sub-Advisory Agreement (the "Current Sub-Advisory Agreement"), dated August 26, 1998, in effect between VALIC and Brown Capital, except for the sub-advisory fees to be paid by VALIC and the effective and termination dates.

The Fund has received an exemptive order from the Securities and Exchange Commission ("SEC") which allows VALIC, subject to certain conditions, to select new sub-advisors or replace existing sub-advisors without first obtaining shareholder approval of the change. The Board, including a majority of those trustees who are not parties to a Sub-Advisory Agreement or interested persons of any such party ("Independent Trustees"), as defined by the Investment Company Act of 1940 (the "1940 Act"), must first approve each new sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisors when it determines that a change is beneficial to shareholders. Within 90 days of the change, the Fund will provide information to shareholders about the new sub-advisor and its agreement. This information statement contains further information about the Fund and the Sub-Advisory Agreement. This statement is being mailed on or about August 31, 2000 to all shareholders of record of the Fund as of July 31, 2000 (the "Record Date"). The shareholders are participants in annuity contracts offered by VALIC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Advisor and its Responsibilities

VALIC is an investment advisor registered with the SEC. It is engaged in the business of rendering administrative, management and investment advisory services to investment companies. The Fund has contracted with VALIC to furnish these services to the Fund, subject to the direction of the Board. VALIC receives an advisory fee from the Fund for these services. Accordingly, VALIC provides ongoing management supervision, policy direction, and administrative and legal services to the Fund. Administrative and legal services include managing the day-to-day operations of the Fund, including the calculation of the daily net asset value, reconciliation of fund assets, and other fund accounting services, as well as the preparation of registration statements, prospectuses, reports to shareholders, proxy solicitation materials, and fund compliance services and recordkeeping.

At its own expense, VALIC may delegate a Sub-Advisor to manage the investments of the Fund. The Sub-Advisor provides a continuous investment program for the Fund, pursuant to the direction of VALIC. The Sub-Advisor evaluates pertinent economic, statistical, financial, and other data, in order to determine the optimal portfolio holdings to meet the Fund objectives and performance benchmark.

As the Advisor to the Fund, VALIC monitors each Sub-Advisor and compares Fund performance with relevant market indices and peer groups. VALIC regularly provides written reports to the Board describing the results of its evaluation and monitoring functions. During 1999, the Fund under-performed its mid-cap growth benchmark significantly. The Brown Capital investment process is structured around a "Growth at a Reasonable Price" philosophy. This means that investments are made in growth companies only if the companies can be purchased at a price which is believed to be discounted to the market. Accordingly, Brown Capital did not pursue investments in companies that have high valuations and which are a significant part of the Russell Mid-Cap Growth Index, the Fund's benchmark. The portfolio, therefore, had characteristics of both growth and value styles and returns. This is clearly a legitimate investment approach, but it is not consistent with the Fund's benchmark and is not meeting shareholder expectations. Because Brown Capital did not meet expectations for performance over several months, VALIC recommended that the Trustees terminate Brown Capital and appoint a new Sub-Advisor to the Fund.

In the course of the selection process, VALIC reviewed performance and background criteria of a number of investment advisory firms. In evaluating the firms, VALIC considered, among other things, the nature and quality of the services to be provided by each sub-advisory firm, comparative data as to each sub-advisor's investment performance, the experience and financial condition of the sub-advisor and its affiliates, the level of sub-advisory fees to be paid compared to industry averages, the sub-advisor's commitment to mutual fund advisory activities and the quality of the sub-advisor's proposal generally. Based on this review and selection process, VALIC proposed to the Board the selection of INVESCO as the new Sub-Advisor and portfolio manager for the Fund.

Upon completion of the review process, the Board, including a majority of the Independent Trustees, voted unanimously to terminate the Current Sub-Advisory Agreement as of the close of business on or about September 30, 2000; to appoint INVESCO as the new Sub-Advisor to the Fund effective on or about October 1, 2000; and to approve the New Sub-Advisory Agreement. In evaluating the proposal, the Trustees considered the same factors considered by VALIC as listed above. In addition, the Board considered the fees to be paid to INVESCO and determined that the fees are fair and in the interest of the Fund and its shareholders.

Comparison of the Sub-Advisory Agreements

As noted above, the Current and New Sub-Advisory Agreements are the same except for the effective and termination dates and the fees paid by VALIC. Both Sub-Advisory Agreements provide that the Sub-Advisor shall not be subject to liability to VALIC, the Fund, or to any shareholder of the Fund for any act or omission in rendering services under the Sub-Advisory Agreement, or for any losses sustained in the purchase, holding, or sale of any portfolio security, as long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of the Sub-Advisor's obligations or duties. Each Sub-Advisory Agreement provides for automatic termination unless at least annually, its continuance is approved by (i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Fund, and (ii) the Independent Trustees. Each Sub-Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund. The Current Sub-Advisory Agreement provides for 60 day's written notice for termination, while the New Sub-Advisory Agreement states that not more than 60 days' written notice nor less than 30 days' written notice is required for termination.

Effective and Termination Dates

The Current Sub-Advisory Agreement was executed on August 26, 1998, pursuant to shareholder approval. The Current Sub-Advisory Agreement had a two-year term, subject to annual review. The Board reviewed the continuance of the Current Sub-Advisory Agreement as part of its annual contract review. The New Sub-Advisory Agreement was unanimously approved by the Board, including a majority of the Independent Trustees, on July 18, 2000. The effective date is on or about October 1, 2000, and the initial term of the Agreement is for a two-year period.

Sub-Advisory Fees

As compensation for Brown Capital's services under the Current Sub-Advisory Agreement, VALIC pays Brown Capital a sub-advisory fee, based on average daily net assets, consisting of a monthly fee computed at the annual rate of:
0.40% for the first $25 million
0.30% of the next $25 million
0.20% over $50 million.

For the fiscal year ended August 31, 1999, VALIC paid 0.40% of the average daily net assets, or $26,557 to Brown Capital, and subsequently, for the six-month period ended February 29, 2000, $16,457 to Brown Capital.

The New Sub-Advisory Agreement increases the sub-advisory fees, based on average daily net assets, to:
0.55% for the first $50 million
0.50% of the next $50 million
0.45% for the next $150 million
0.40% of the next $250 million
0.35% over $500 million.

If the New Sub-Advisory Agreement had been in place for the fiscal year ended August 31, 1999, VALIC would have paid 0.55% of the average daily net assets, or $36,516 to INVESCO, and, subsequently, for the six-month period ended February 29, 2000, $22,629.

Information about INVESCO

INVESCO is an indirect wholly owned subsidiary of Amvescap PLC, an international investment management company that manages more than $392 billion in assets worldwide. Amvescap is based in London, with money managers located in Europe, North and South America, and the Far East. AMVESCAP offices are at 11 Devonshire Square, London EC2 M4YR, England.

INVESCO is the investment advisor for the INVESCO family of mutual funds. INVESCO was founded in 1932 and manages over $41.8 billion in 45 INVESCO mutual funds, as of March 31, 2000. INVESCO performs a wide variety of other services for the Funds, including administrative and transfer agency functions (the processing of purchases, sales and exchanges of Fund shares).

INVESCO has provided information about its brokerage selection practices, including soft dollars, directed brokerage, and transactions with affiliated brokers. These are important practices to evaluate when deciding to hire or continue a contract with an advisor. This review also permits VALIC to evaluate any conflicts of interest inherent in the advisor's policies and practices. Soft dollars: The term "soft dollars" is often used to describe that part of the basic trade commission which exceeds the lowest rate available from other broker-dealers. INVESCO's soft dollar practices are disclosed in its Form ADV, a filing INVESCO must make with the SEC at least annually to renew registration as an investment advisor. See Exhibit A for an excerpt of soft dollar disclosure from INVESCO's Form ADV. Directed brokerage: A directed brokerage agreement is another form of a soft dollar arrangement, and includes those arrangements under which products or services (other than execution of securities transactions), expense reimbursements, or commissions are recaptured for a client from or through a broker-dealer, in exchange for directing the client's brokerage transactions to that broker-dealer. Directed brokerage transactions are done at a client's request. The Fund does not intend to participate in directed brokerage arrangements. Transactions with affiliated brokers: INVESCO does not typically participate in transactions with affiliated brokers. There is no affiliation between INVESCO or any person affiliated with INVESCO or the Fund and any broker-dealer that may execute a transaction for the Fund.

The names, positions, and principal occupations of the principal executive officers of INVESCO Funds Group, Inc. as of March 31, 2000 are shown below. The principal business address of each individual is 7800 East Union Avenue, Denver, Colorado, 80237. No officer or Trustee of the Fund is an officer or employee of INVESCO or has any material direct or indirect interest in INVESCO or any other person controlling, controlled by or under common control with INVESCO.

Name	Position	Principal Occupation with INVESCO
Mark H. Williamson	Chairman and Officer	Chairman of the Board, President &
Chief Executive Officer
Raymond R. Cunningham	Officer	Senior Vice President
William J. Galvin, Jr.	Officer	Senior Vice President
Ronald L. Grooms	Officer & Director	Senior Vice President & Treasurer
Richard W. Healey	Officer & Director	Senior Vice President
William R. Keithler	Officer	Senior Vice President
Charles P. Mayer	Officer & Director	Senior Vice President
Timothy J. Miller	Officer & Director	Senior Vice President
Donovan J. (Jerry) Paul	Officer	Senior Vice President
Glen A. Payne	Officer	Senior Vice President, Secretary &
General Counsel
John R. Schroer, II	Officer	Senior Vice President

INVESCO acts as investment manager for other registered investment companies with investment objectives similar to the Fund's investment objective. The name of each such fund, together with information concerning the fund's assets, and the annual fees paid (as a percentage of average net assets) to INVESCO for its services, are set forth below.
Fund Name	Assets	Fees Paid
North American Funds Mid Cap Growth Fund	$55,200,000 As of June 30, 2000	0.55% for the first $50 million 0.50% of the next $50 million
		0.45% for the next $150 million
		0.40% of the next $250 million
		0.35% over $500 million.

INVESCO Dynamics Fund	$7,943,650	0.60% for the first $350 million
	As of June 30, 2000	0.55% for the next $350 million
		0.50% on assets from $700 million
		0.45% on assets from $2 billion
		0.40% on assets from $4 billion
		0.375% on assets from $6 billion
		0.35% on assets from $8 billion.

INVESCO VIF Dynamics Fund	$149,520,727	0.75% for the first $1 billion
	As of June 30, 2000	0.60% for the next $1 billion
		0.45% on assets from $2 billion
		0.40% on assets from $4 billion
		0.375% on assets from $6 billion
		0.35% on assets from $8 billion.

Additional Information

Ownership of Shares and Voting Information

As of June 30, 2000, all shares of the Fund are owned by VALIC Separate Account A. The shares of the Fund are currently sold through employer plan annuity contracts offered by VALIC.

Annual Shareholder Meetings

The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Nori L. Gabert, Esq., Vice President and Secretary of AGSPC 3, American General, 2929 Allen Parkway, Houston, Texas 77019.

Shareholder Reports

Copies of the most recent Annual and Semi-Annual Reports are available without charge. To obtain a copy, call 1-800-44-VALIC, or write to VALIC at 2929 Allen Parkway, Houston, Texas 77019.
Investment Advisor	Principal Underwriter and Distributor
The Variable Annuity Life Insurance Company	American General Distributors, Inc.
2929 Allen Parkway	2929 Allen Parkway
Houston, Texas 77019	Houston, Texas 77019